SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 14, 2001

PINNACLE WEST CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Arizona	1-8962	86-0512431
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona		85072-3999
(Address of principal executive offices)		(Zip Code)

(602) 250-1000
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Item 5.  Other Events

Arizona Supreme Court Review of Settlement Agreement

As previously disclosed, Arizona Public Service Company ("APS"), a wholly-owned subsidiary of Pinnacle West Capital Corporation (the "Company"), entered into a comprehensive Settlement Agreement on May 14, 1999 (the "Settlement Agreement") with various parties relating to the implementation of retail electric competition. On September 23, 1999, the Arizona Corporation Commission (the "ACC") approved the Settlement Agreement with some modifications. On December 13, 1999, two parties filed lawsuits challenging the ACC's approval of the Settlement Agreement. The Arizona Court of Appeals affirmed the ACC's approval of the Settlement Agreement in both of these lawsuits. One of these decisions was not appealed and has become final. The other decision, however, was appealed to the Arizona Supreme Court. On October 5, 2001, the Arizona Supreme Court agreed to hear the appeal on the singular issue of whether the ACC could itself become a party to the Settlement Agreement by virtue of its approval of the Settlement Agreement. See "Arizona Supreme Court Review of Settlement Agreement" in Item 5 of the Company's Report on Form 8-K dated October 18, 2001 (the "October 8-K").

On December 14, 2001, the Arizona Supreme Court vacated its own October 5, 2001 order accepting jurisdiction and decided to dismiss the appeal. As a result, the judicial challenges to the Settlement Agreement have terminated. Consistent with its obligations under the Settlement Agreement, on January 7, 2002, APS and the ACC filed in Maricopa County Superior Court a stipulation to dismiss all of APS' litigation pending against the ACC. On January 15, 2002, a Maricopa County Superior Court judge issued an order dismissing such litigation.

Arizona Electric Industry Restructuring

As previously disclosed, in a filing with the ACC on October 18, 2001, APS requested the ACC to (a) grant APS a partial variance from an ACC rule that would obligate APS to acquire all of its customers' "standard offer" generation requirements from the competitive market (with at least 50% of that coming from a "competitive bidding" process) starting in 2003 and (b) approve as just and reasonable a long-term purchase power agreement ("PPA") between APS and the Company. See "ACC Filing Regarding Rule Waiver and Purchase Power Agreement" in Item 5 of the October 8-K.

By letter dated January 14, 2002, the Chairman of the ACC stated that "the [ACC's] Electric Competition Rules, along with the Settlement Agreements approved for APS and [Tucson Electric Power Company], establish the framework for a transition to a retail generation competitive market." The ACC Chairman then recommended that the ACC establish a new "generic" docket to "determine if changed circumstances require the [ACC] to take another look at electric restructuring in Arizona." Matters that would be addressed by the ACC in the new docket would include:

  Whether the ACC should continue implementation of the retail electric competition rules adopted by the ACC in 1999 in their current form or with modifications;

  Whether the ACC should "slow the pace of the implementation of the [rules] to provide an opportunity to consider the extent to which [rule] modification and variance is in the public interest, including changing the direction to retail electric competition"; and

  Whether the ACC should "step back from electric industry restructuring until the [ACC] is convinced that there exists a viable competitive wholesale electric market to support retail electric competition in Arizona."

On January 22, 2002 the ACC's Chief Administrative Law Judge issued a procedural order by which a generic docket was opened. The order also indicated that any decision on whether to consolidate the generic docket with the APS request, as suggested in Chairman Mundell's letter, will be made at a later time.

APS is required to transfer its generation assets and competitive services to one or more corporate affiliates on or before December 31, 2002. Consistent with that requirement, APS has been addressing the legal and regulatory requirements necessary to complete the transfer of its generation assets to Pinnacle West Energy Corporation, another wholly-owned subsidiary of the Company, on or before that date. In anticipation of APS' transfer of generation assets, Pinnacle West Energy has completed, and is in the process of developing and planning, various generation expansion projects so that APS can reliably meet the energy requirements of its Arizona customers. A modification to the competition rules as a result of the generic docket could, among other things, adversely affect APS' ability to transfer its generation assets to Pinnacle West Energy by December 31, 2002. The Company cannot predict the outcome of the generic docket or its effect on APS' October 18, 2001 filing, the existing Arizona electric competition rules, or the Settlement Agreement, or what reponsive actions APS may take.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Pinnacle West Capital Corporation quarterly consolidated statistical summary for the periods ended December 31, 2001 and 2000.
99.2	Pinnacle West Capital Corporation consolidated statistics by quarter for 2001.
99.3	Pinnacle West Capital Corporation consolidated statistics by quarter for 2000.
99.4	Pinnacle West Capital Corporation earnings variance explanations for the periods ended December 31, 2001 and 2000 and condensed consolidated statements of income for the three months and twelve months ended December 31, 2001 and 2000.
99.5	Glossary of Terms.

Item 9.  Regulation FD Disclosure

The Company is providing quarterly consolidated statistical summaries, earnings variance explanations, and a glossory of relevant terms ("Information") to help interested parties better understand its business. This Information is concurrently being posted to the Company's website at www.pinnaclewest.com. The Information may not represent all of the factors that could affect the Company's operating or financial results for various periods. Some of the Information is preliminary in nature and could be subject to significant adjustment. Some of the Information is based on information received from third parties and may contain inaccuracies. The Company is not responsible for any such inaccuracies. Although the Company may update or correct the Information if it is aware that the information has been revised or is inaccurate, the Company assumes no obligation to update or correct the Information and reserves the right to discontinue the provision of all or any portion of the Information at any time or to change the type of Information provided.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)

Dated: January 25, 2002	By: Barbara M. Gomez
Barbara M. Gomez
Treasurer

PINNACLE WEST CAPITAL CORPORATION
Exhibit Index to Current Report on Form 8-K

99.1	Pinnacle West Capital Corporation quarterly consolidated statistical summary for the periods ended December 31, 2001 and 2000.
99.2	Pinnacle West Capital Corporation consolidated statistics by quarter for 2001.
99.3	Pinnacle West Capital Corporation consolidated statistics by quarter for 2000.
99.4	Pinnacle West Capital Corporation earnings variance explanations for the periods ended December 31, 2001 and 2000 and condensed consolidated statements of income for the three months and twelve months ended December 31, 2001 and 2000.
99.5	Glossary of Terms.